Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Ray Nash
VP FP&A and Investor Relations
email: investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD THIRD QUARTER 2026 RESULTS

◾	Net sales of $728 million, up 19% on a reported basis and 12% organically

◾	Operating margin of 26.2%, up 800 bps; adjusted operating margin of 20.9%, up 240 bps

◾	Diluted EPS of $4.34, up 77%; adjusted diluted EPS of $3.40, up 36%

◾	Increasing full year 2026 sales and margin outlook

Note changes in performance are relative to third quarter 2025

North Andover, Mass., November 4, 2026 -- Watts Water Technologies, Inc. (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the third quarter of 2026.

Chief Executive Officer Robert J. Pagano Jr. said, “Strong execution across our businesses drove double-digit organic growth and significant adjusted operating margin expansion in the third quarter. These results reflect the strength of our diversified portfolio and our ability to capitalize on attractive growth opportunities across our markets. Demand remained particularly strong in data center applications, reinforcing our confidence in the long-term potential of this market. We are again raising our full year sales and margin guidance, given our strong year-to-date performance and expectations for the remainder of the year. While higher interest rates and ongoing market uncertainty continue to weigh on new construction markets, our momentum in data center sales and our strong price performance to date are supporting our outlook. Looking ahead, we plan to continue to build on our competitive strengths through customer-driven innovation, digital capabilities and the One Watts Performance System, reinforcing our market leadership and supporting long-term, profitable growth. I want to thank the global Watts team for their commitment to serving our customers, advancing our strategy and delivering results.”

A summary of third quarter financial results is as follows:

	Third Quarter Ended
	September 27,	September 28,
(In millions, except per share information)	2026	2025	% Change
Net sales	$728.0	$611.7	19%
Organic sales growth % (1)			12%

Operating income	$190.8	$111.4	71%
Operating margin %	26.2%	18.2%	800	bps

Adjusted operating income (1)	$151.8	$113.3	34%
Adjusted operating margin % (1)	20.9%	18.5%	240	bps

Diluted earnings per share	$4.34	$2.45	77%
Special items (1)	(0.94)	0.05
Adjusted diluted earnings per share (1)	$3.40	$2.50	36%

(1)	Organic sales growth, adjusted operating income, adjusted operating margin, free cash flow, special items and adjusted diluted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items, please see the tables attached to this press release.

Third Quarter Financial Highlights

Third quarter 2026 performance compared to third quarter 2025

Sales of $728 million increased 19% on a reported basis and 12% on an organic basis, due to higher volume primarily driven by data center growth and favorable price realization. Acquisition sales within the Americas and APMEA contributed $41 million, or 7%, to reported sales growth. Favorable foreign exchange contributed $1 million to reported sales growth.

Operating margin increased 800 basis points on a reported basis, and 240 basis points on an adjusted basis. Operating margin expansion primarily reflects $39 million of tariff refunds, as well as underlying operational improvements and lower restructuring costs. The tariff refunds were classified as a special item and were not included in adjusted operating margin or segment margin results. Adjusted operating margin increased 240 basis points, driven by favorable price realization, sales volume leverage and productivity, partly offset by inflation and acquisition dilution.

Regional Performance

Americas

Sales of $553 million increased 19% on a reported basis and 12% on an organic basis, primarily due to higher volume driven by data center growth and favorable price realization. Acquisition sales contributed $35 million, or 8%, to reported sales growth.

Segment margin increased 180 basis points primarily due to favorable price realization, sales volume leverage, and productivity, partly offset by inflation, unfavorable product mix and acquisition dilution.

Europe

Sales of $120 million increased 7% on a reported basis and 9% on an organic basis, primarily due to higher volumes and favorable price realization. Unfavorable foreign exchange reduced reported sales growth by 2%.

Segment margin increased 230 basis points primarily due to favorable price realization, sales volume leverage, and productivity, partly offset by higher inflation and unfavorable product mix.

APMEA

Sales of $56 million increased 54% on a reported basis and 30% on an organic basis. Organic growth was primarily due to higher volume driven by data center growth as well as favorable price realization. Acquisition sales contributed $6 million, or 17%, and favorable foreign exchange contributed 8% to reported sales growth.

Segment margin increased 170 basis points primarily due to sales volume leverage, favorable price realization and acquisition accretion, partly offset by higher inflation.

Cash Flow and Capital Allocation

For the first nine months of 2026, operating cash flow was $279 million and net capital expenditures were $49 million, resulting in free cash flow of $230 million. In the comparable period last year, operating cash flow was $247 million and net capital expenditures were $31 million, resulting in free cash flow of $216 million. Free cash flow increased due to higher net income, including the favorable impact from tariff refunds, which was partly offset by higher working capital levels, increased capital expenditures, and the benefit in the prior year from lower cash tax payments. Working capital increases were due to higher accounts receivable attributable to higher net sales and higher inventory due to inflation and strategic inventory investments to support data center demand. The anticipated normal seasonality for the fourth quarter is expected to result in strong operating and free cash flow.

The Company repurchased approximately 11,000 shares of Class A common stock at a cost of $3.9 million during the third quarter of 2026. Approximately $117 million remains available under the stock repurchase program authorized in 2023. There is no expiration date for this program.

Full Year 2026 Outlook

The Company is increasing its full year sales and organic sales growth outlook as well as its operating margin and adjusted operating margin outlook. Full year sales growth is expected to range from up 17% to 18% on a reported basis and up 11% to 12% on an organic basis. Full year operating margin is expected to be between 21.6% and 21.7%, or up 320 to 330 basis points, and adjusted operating margin is expected to be between 20.3% and 20.4%, or up 70 to 80 basis points. The full year outlook ranges are approximate, and assume no change in the level of impact resulting from the Middle East conflict, incorporate the estimated impact of tariffs in place or announced, and adjusted results exclude the impact of tariff refunds and related interest income.

Further 2026 planning assumptions are included in the third quarter earnings materials posted in the Investor Relations section of our website at www.watts.com.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss third quarter 2026 results on Thursday, November 5, 2026 at 9:00 a.m. ET. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.watts.com. Following the webcast, the call recording will be available at the same address until November 6, 2027.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacturing of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This press release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2026 financial results, including sales and organic sales growth, operating margin and adjusted operating margin, improvements in free cash flow in the fourth quarter of 2026, our strategy, investments, our ability to target and capitalize on growing markets, including our data center sales, pricing, the impact of inflation, interest rates, tariffs and any tariff refunds and related interest, the benefits from and integration of acquisitions, our ability to manage uncertainty and current market conditions, including the fluid trade environment, and long-term growth. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the continued growth of our customers’ markets; the imposition of or changes to tariff rates and related impacts to our business and the broader market; the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the timeframes currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the impacts and duration of the Middle East conflict, the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 17 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”). We undertake no duty to update the information contained in this press release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2026	2025	2026	2025
Net sales	$728.0	$611.7	$2,168.4	$1,813.4
Cost of goods sold	327.0	313.3	1,067.1	916.7
GROSS PROFIT	401.0	298.4	1,101.3	896.7
Selling, general and administrative expenses	209.9	185.1	617.4	539.7
Restructuring	0.3	1.9	6.1	22.6
OPERATING INCOME	190.8	111.4	477.8	334.4
Other (income) expense:
Interest income	(3.4)	(2.5)	(6.8)	(7.1)
Interest expense	2.0	2.7	6.8	8.1
Other expense, net	0.3	0.2	0.8	0.8
Total other (income) expense	(1.1)	0.4	0.8	1.8
INCOME BEFORE INCOME TAXES	191.9	111.0	477.0	332.6
Provision for income taxes	46.5	28.8	113.7	75.5
NET INCOME	$145.4	$82.2	$363.3	$257.1

BASIC EPS
NET INCOME PER SHARE	$4.34	$2.45	$10.84	$7.67
Weighted average number of shares	33.5	33.5	33.5	33.5
DILUTED EPS
NET INCOME PER SHARE	$4.34	$2.45	$10.84	$7.67
Weighted average number of shares	33.5	33.5	33.5	33.5
Dividends declared per share	$0.63	$0.52	$1.78	$1.47

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 27,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$444.8	$405.5
Trade accounts receivable, less reserve allowances of $18.8 million at September 27, 2026 and $12.5 million at December 31, 2025	399.3	294.0
Inventories, net:
Raw materials	210.5	190.8
Work in process	19.2	28.5
Finished goods	346.9	305.0
Total Inventories	576.6	524.3
Prepaid expenses and other current assets	61.5	62.3
Total Current Assets	1,482.2	1,286.1
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	800.0	777.1
Accumulated depreciation	(489.2)	(480.0)
Property, plant and equipment, net	310.8	297.1
OTHER ASSETS:
Goodwill	859.1	859.0
Intangible assets, net	278.7	294.6
Deferred income taxes	17.0	17.9
Other, net	129.0	126.5
TOTAL ASSETS	$3,076.8	$2,881.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$180.5	$182.2
Accrued expenses and other liabilities	251.6	234.7
Accrued compensation and benefits	96.6	95.5
Total Current Liabilities	528.7	512.4
LONG-TERM DEBT	98.2	197.7
DEFERRED INCOME TAXES	33.2	36.5
OTHER NONCURRENT LIABILITIES	97.3	106.9
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding, 27,466,186 shares at September 27, 2026 and 27,426,533 shares at December 31, 2025	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding, 5,912,640 shares at September 27, 2026 and 5,916,290 shares at December 31, 2025	0.6	0.6
Additional paid-in capital	744.4	720.6
Retained earnings	1,709.7	1,431.3
Accumulated other comprehensive loss	(138.0)	(127.5)
Total Stockholders’ Equity	2,319.4	2,027.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,076.8	$2,881.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 27,	September 28,
	2026	2025
OPERATING ACTIVITIES
Net income	$363.3	$257.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29.6	27.0
Amortization of intangibles	18.0	15.0
Amortization of cloud computing arrangements	2.3	1.0
Loss on disposal of long-lived assets	0.2	0.3
Stock-based compensation	21.0	15.1
Deferred income tax	(2.0)	32.6
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(109.0)	(56.1)
Inventories	(54.2)	(47.4)
Prepaid expenses and other assets	(17.4)	(34.8)
Accounts payable, accrued expenses and other liabilities	27.1	37.5
Net cash provided by operating activities	278.9	247.3
INVESTING ACTIVITIES
Additions to property, plant and equipment and other long-lived assets	(48.8)	(31.3)
Proceeds from the sale of property, plant and equipment	0.1	—
Business acquisitions, net of cash acquired	(1.7)	(85.7)
Net cash used in investing activities	(50.4)	(117.0)
FINANCING ACTIVITIES
Payments of long-term debt	(100.0)	—
Payments for withholding taxes on vested awards	(13.1)	(11.4)
Payments for finance leases and other	(2.2)	(1.9)
Payments to repurchase common stock	(11.8)	(11.8)
Dividends	(60.0)	(49.4)
Net cash used in financing activities	(187.1)	(74.5)
Effect of exchange rate changes on cash and cash equivalents	(2.1)	15.0
INCREASE IN CASH AND CASH EQUIVALENTS	39.3	70.8
Cash and cash equivalents at beginning of year	405.5	386.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$444.8	$457.7

Segment Earnings and Non-GAAP Financial Measures

In this press release, segment earnings is our GAAP performance measure used by our chief operating decision-maker (“CODM”) to assess and evaluate segment results. Segment earnings exclude the impact of non-recurring and unusual items, such as tariff refunds, restructuring costs and acquisition-related costs. The CODM uses segment earnings for insight into underlying trends comparing past financial performance with current performance by reporting segment on a consistent basis. Segment margin is defined as segment earnings divided by segment revenue.

We refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, organic sales, organic sales growth, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, tariff refunds and related interest, and the related income tax impacts on these items and tax adjustment items (with respect to adjusted net income and adjusted diluted earnings per share only). Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales and organic sales growth are non-GAAP measures of net sales and net sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales and organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales and sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's balance sheet leverage relative to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2026	2025	2026	2025

Net sales	$728.0	$611.7	$2,168.4	$1,813.4

Operating income	$190.8	$111.4	$477.8	$334.4
Operating margin %	26.2%	18.2%	22.0%	18.4%

Adjustments for special items:
Restructuring	$0.3	$1.9	$6.1	$22.6
Acquisition-related costs	—	—	3.1	1.5
Tariff refunds	(39.3)	—	(39.3)	—
Total adjustments for special items	$(39.0)	$1.9	$(30.1)	$24.1

Adjusted operating income	$151.8	$113.3	$447.7	$358.5
Adjusted operating margin %	20.9%	18.5%	20.6%	19.8%

Net income	$145.4	$82.2	$363.3	$257.1

Adjustments for special items - tax effected:
Restructuring	$0.2	$1.5	$4.6	$17.0
Acquisition-related costs	—	—	2.4	1.0
Tariff refunds	(31.6)	—	(31.6)	—
Tax adjustment items	—	—	—	(8.3)
Total adjustments for special items - tax effected	$(31.4)	$1.5	$(24.6)	$9.7

Adjusted net income	$114.0	$83.7	$338.7	$266.8

Diluted earnings per share	$4.34	$2.45	$10.84	$7.67
Restructuring	—	0.05	0.13	0.51
Acquisition-related costs	—	—	0.07	0.03
Tariff refunds	(0.94)	—	(0.94)	—
Tax adjustment items	—	—	—	(0.25)
Adjusted diluted earnings per share	$3.40	$2.50	$10.10	$7.96

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF SEGMENT EARNINGS TO CONSOLIDATED OPERATING INCOME - GAAP

(Amounts in millions)

(Unaudited)

	Third Quarter Ended
	September 27, 2026				September 28, 2025
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$555.1	125.9	84.9	$765.9	$466.3	118.0	58.0	$642.3
Elimination of intersegment sales	(2.5)	(6.1)	(29.3)	(37.9)	(2.2)	(6.4)	(22.0)	(30.6)
Net sales from external customers	$552.6	119.8	55.6	$728.0	$464.1	111.6	36.0	$611.7

Segment earnings	$140.7	17.4	11.7	$169.8	$110.0	13.6	7.0	$130.6
Segment margin %	25.5%	14.5%	21.1%	23.3%	23.7%	12.2%	19.4%	21.4%

Corporate operating loss				$(18.0)				$(17.3)

Adjustments for segment special items:	$39.3	(0.3)	—	$39.0	$—	(1.9)	—	$(1.9)

Operating income				$190.8				$111.4
Operating margin %				26.2%				18.2%

	Nine Months Ended
	September 27, 2026				September 28, 2025
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$1,660.0	384.5	238.7	$2,283.2	$1,387.2	356.1	179.8	$1,923.1
Elimination of intersegment sales	(7.3)	(18.7)	(88.8)	(114.8)	(6.4)	(25.1)	(78.2)	(109.7)
Net sales from external customers	$1,652.7	365.8	149.9	$2,168.4	$1,380.8	331.0	101.6	$1,813.4

Segment earnings	$415.3	50.6	29.9	$495.8	$343.5	41.7	19.0	$404.2
Segment margin %	25.1%	13.8%	20.0%	22.9%	24.9%	12.6%	18.6%	22.3%

Corporate operating loss				$(48.1)				$(45.7)

Adjustments for segment special items:	$35.3	(4.1)	(1.1)	$30.1	$(1.5)	(22.5)	(0.1)	$(24.1)

Operating income				$477.8				$334.4
Operating margin %				22.0%				18.4%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Third Quarter Ended
	Americas	Europe	APMEA	Total

Net sales September 27, 2026	$552.6	$119.8	$55.6	$728.0
Net sales September 28, 2025	$464.1	$111.6	$36.0	$611.7
Dollar change	$88.5	$8.2	$19.6	$116.3
Net sales % increase	19.1%	7.4%	54.4%	19.0%
Foreign exchange impact	0.1%	1.6%	(7.5)%	—%
Acquisition impact	(7.6)%	—%	(17.2)%	(6.8)%
Organic sales % increase	11.6%	9.0%	29.7%	12.2%

	Nine Months Ended
	Americas	Europe	APMEA	Total

Net sales September 27, 2026	$1,652.7	$365.8	$149.9	$2,168.4
Net sales September 28, 2025	1,380.8	331.0	101.6	1,813.4
Dollar change	$271.9	$34.8	$48.3	$355.0
Net sales % increase	19.7%	10.5%	47.5%	19.6%
Foreign exchange impact	—%	(4.2)%	(7.9)%	(1.3)%
Acquisition impact	(6.9)%	—%	(17.7)%	(6.2)%
Organic sales % increase	12.8%	6.3%	21.9%	12.1%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 27,	September 28,
	2026	2025

Net cash provided by operating activities	$278.9	$247.3
Less: additions to property, plant, equipment and other long-lived assets	(48.8)	(31.3)
Plus: proceeds from the sale of property, plant, and equipment	0.1	—
Free cash flow	$230.2	$216.0

Net income	$363.3	$257.1

Cash conversion rate of free cash flow to net income	63.4%	84.0%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 27,	December 31,
	2026	2025

Current portion of long-term debt	$—	$—
Plus: long-term debt, net of current portion	98.2	197.7
Less: cash and cash equivalents	(444.8)	(405.5)
Net debt	$(346.6)	$(207.8)

Net debt	$(346.6)	$(207.8)
Total stockholders’ equity	2,319.4	2,027.7
Capitalization	$1,972.8	$1,819.9

Net debt to capitalization ratio	(17.6)%	(11.4)%

TABLE 6

2026 FULL YEAR OUTLOOK – RECONCILIATION OF NET SALES GROWTH TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2026 Outlook
Approximately
Net Sales
Net sales growth	17% to 18%
Forecasted impact of acquisition / FX	(6)%
Organic sales growth	11% to 12%

Operating Margin
Operating margin	21.6% to 21.7%
Forecasted restructuring / other costs	(1.3)%
Adjusted operating margin	20.3% to 20.4%